UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15 (d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 8, 2008

MEMC Electronic Materials, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware (State or other jurisdiction of Incorporation)	1-13828 (Commission File Number)	56-1505767 (I.R.S. Employer Identification Number)

501 Pearl Drive (City of O'Fallon) St. Peters, Missouri (Address of principal executive offices)		63376 (Zip Code)

(636) 474-5000

(Registrant's telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provision (see General Instruction A.2 below):

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Principal Officers; Election of directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)       2007 Short Term Incentive Award for Chief Executive Officer. On February 8, 2008, the Compensation Committee of the Board of Directors of MEMC Electronic Materials, Inc. (the “Company”), finalized the amount of the 2007 short term incentive award (cash incentive award) payment for the Company’s President and Chief Executive Officer, Nabeel Gareeb. The award was made pursuant to the MEMC Cash Incentive Plan Covering Executive Officers and was based on the Company’s overall financial performance, the Company’s achievement of certain strategic objectives, Mr. Gareeb’s achievement of certain individual performance objectives, and the cumulative achievement of those executive officers and management employees reporting to Mr. Gareeb. Based on these criteria, the Committee determined that Mr. Gareeb’s award for 2007 was equal to 109.6% of base salary, which was 109.6% of his target bonus and 54.8% of his potential maximum bonus, or $931,600.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

MEMC ELECTRONIC MATERIALS, INC.

Date: February 14, 2008	By:	/s/ Kenneth H. Hannah
Name: Kenneth H. Hannah Title: Senior Vice President and Chief Financial Officer

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